Exhibit 99.1

PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact

Ashley Paula

Waggener Edstrom

+1-415-547-7024

apaula@waggeneredstrom.com

USA Investor Contact

Gwyn Lauber

Mellanox Technologies

+1-408-916-0012

gwyn@mellanox.com

Israel Investor Contact

Nava Ladin

Gelbart Kahana Investor Relations

+972-3-6074717

nava@gk-biz.com

Mellanox Technologies, Ltd. Announces Second Quarter 2013 Financial Results

Record Ethernet Product Revenue

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — July 24, 2013 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of end-to-end interconnect solutions for servers and storage systems, today announced financial results for its second quarter 2013, ended June 30, 2013.

Second Quarter 2013 Highlights

•                  Revenues were $98.2 million

•                  GAAP gross margins were 67.2 percent

•                  Non-GAAP gross margins were 69.4 percent

•                  GAAP operating income was $0.3 million

•                  Non-GAAP operating income was $15.8 million

•                  GAAP net loss was $1.7 million

Mellanox Technologies, Ltd. Announces Second Quarter 2013 Financial Results	- 2 -

•                  Non-GAAP net income was $13.8 million

•                  GAAP net loss per diluted share was $0.04

•                  Non-GAAP net income per diluted share was $0.30

•                  $11.5 million in cash was provided by operating activities in the second quarter

•                  Total cash and investments increased $8.4 million to $411.3 million at June 30, 2013

Financial Results

In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $98.2 million for the second quarter of 2013, up 18.2 percent from $83.1 million in the first quarter of 2013, and down 26.5 percent from $133.5 million in the second quarter of 2012.

GAAP gross margins in the second quarter of 2013 were 67.2 percent, compared with 65.2 percent in the first quarter of 2013, and 68.8 percent in the second quarter of 2012.

Non-GAAP gross margins in the second quarter of 2013 were 69.4 percent, compared with 68.1 percent in the first quarter of 2013, and 70.5 percent in the second quarter of 2012.

GAAP net loss in the second quarter of 2013 was $1.7 million, or $0.04 per diluted share, compared with GAAP net loss of $8.5 million, or $0.20 per diluted share in the first quarter of 2013, and GAAP net income of $32.1 million, or $0.74 per diluted share in the second quarter of 2012.

Non-GAAP net income in the second quarter of 2013 was $13.8 million, or $0.30 per diluted share, compared with $4.3 million, or $0.10 per diluted share in the first quarter of 2013, and $42.9 million, or $0.99 per diluted share in the second quarter of 2012. The second quarter 2013 non-GAAP net income excludes $11.2 million of share-based compensation expenses compared to $10.4 million in the first quarter of 2013, and compared to $8.4 million in the second quarter of 2012. The second quarter 2013 non-GAAP net income also excludes amortization of acquired intangible assets of $2.5 million and $1.8 million of acquisition related charges which are associated with the acquisition of Kotura, Inc. and IPtronics A/S, compared to $2.4 million of amortization expenses for acquired intangible assets in the first quarter of 2013, and compared to $2.3 million in the second quarter of 2012.

Mellanox Technologies, Ltd. Announces Second Quarter 2013 Financial Results	- 3 -

Total cash and investments increased by $8.4 million to $411.3 million at June 30, 2013 compared to $402.9 million at March 31, 2013. The company generated $11.5 million in cash from operating activities in the second quarter.

“We are pleased with our Q2 results. We see growth in the demand of our InfiniBand and Ethernet products. We increased our Ethernet top-of-rack switch system revenue by 81 percent sequentially, and, although off of a small base, we believe this indicates our growth opportunity once we have all the building blocks required for the various markets we serve,” said Eyal Waldman, president and CEO of Mellanox Technologies. “Our acquisitions of Kotura and IPtronics solidify our strategy to provide full end-to-end 100Gb/s server and storage interconnect solutions to the high-performance computing, cloud, Web 2.0, storage and data center markets.”

Recent Mellanox Press Release Highlights

•                  July 1 - Mellanox Technologies, Ltd. Completes Acquisition of IPtronics A/S

•                  June 18 - Mellanox FDR InfiniBand Demonstrates 2X Growth over a 6 Month Period for Petascale-Capable Systems on the TOP500

•                  June 17 - Mellanox’s FDR InfiniBand Solution with NVIDIA GPUDirect RDMA Technology Provides Superior GPU-based Cluster Performance

•                  June 17 - Mellanox Demonstrates World’s First InfiniBand Connectivity with NVIDIA Tegra ARM Processor

•                  June 17 - Mellanox FDR 56Gb/s InfiniBand Solutions Deliver Leading Application Performance and Scalability

•                  June 3 - Mellanox Announces Virtual Modular Switch, The Most Efficient Ethernet Aggregation Switch Network Solution

Mellanox Technologies, Ltd. Announces Second Quarter 2013 Financial Results	- 4 -

•                  June 3 - Mellanox 10GbE with NVGRE Adapter Delivers 65 Percent More Bandwidth in Windows Server Hyper-V Network Virtualization Environment

•                  May 29 - Mellanox Announces SX1012 12-Port 40Gb/s Ethernet Switch Solution

•                  May 20 - Cloud Provider Selects Mellanox’s InfiniBand as Their Private and Public Cloud Interconnect

•                  May 15 - Mellanox Technologies Ltd. Announces Definitive Agreement to Acquire Kotura, Inc.

Conference Calls

Mellanox will broadcast its second quarter 2013 financial results conference call today at 2 p.m. Pacific Time (5 p.m. Eastern Time). To listen to the call, dial +1-785-424-1825 approximately ten minutes prior to the start time.

Mellanox will also conduct a conference call on Thursday, July 25, 2013, at 9 a.m. Israel Time to discuss the company’s second quarter 2013 financial results in Hebrew. To listen to the call, dial +972-3-9180609 approximately 10 minutes prior to the start of the call.

Both of the Mellanox financial results conference calls will be available via live webcasts on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the webcast 15 minutes prior to the start of the call to download and install any necessary audio software. Replays of the webcasts will also be available on the Mellanox website.

About Mellanox

Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software, cables and silicon that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at www.mellanox.com.

Mellanox Technologies, Ltd. Announces Second Quarter 2013 Financial Results	- 5 -

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses and acquisition related expenses. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses and acquisition related expenses because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations.  Further, management believes certain non-cash charges such as share-based compensation do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, and our ability to protect our intellectual property rights. Furthermore, the majority of our quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our form 10-Q filed with the SEC on May 3, 2013, and our form 10-K filed with the SEC on February 25, 2013. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, BridgeX, ConnectX, CORE-Direct, InfiniBridge, InfiniHost, InfiniScale, MLNX-OS, PhyX, SwitchX, Virtual Protocol Interconnect and Voltaire are registered trademarks of Mellanox Technologies, Ltd. Connect-IB, CoolBox, FabricIT, Mellanox Federal Systems, Mellanox Software Defined Storage, MetroX, MetroDX, Mellanox Open Ethernet, Open Ethernet, ScalableHPC, Unbreakable-Link, UFM and Unified Fabric Manager are trademarks of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd. Announces Second Quarter 2013 Financial Results	- 6 -

Mellanox Technologies, Ltd.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Total revenues	$98,168	$133,472	$181,248	$222,210
Cost of revenues	32,168	41,700	61,116	70,588
Gross profit	66,000	91,772	120,132	151,622
Operating expenses:
Research and development	38,869	37,658	77,018	66,616
Sales and marketing	16,797	15,810	33,211	28,615
General and administrative	10,047	6,336	17,532	11,193
Total operating expenses	65,713	59,804	127,761	106,424
Income (loss) from operations	287	31,968	(7,629)	45,198
Other income, net	232	221	445	405
Income (loss) before taxes	519	32,189	(7,184)	45,603
Provision for taxes on income	(2,258)	(100)	(3,012)	(1,068)
Net income (loss)	$(1,739)	$32,089	$(10,196)	$44,535
Net income (loss) per share — basic	$(0.04)	$0.79	$(0.24)	$1.11
Net income (loss) per share — diluted	$(0.04)	$0.74	$(0.24)	$1.04
Shares used in computing income per share:
Basic	43,284	40,860	43,093	40,165
Diluted	43,284	43,468	43,093	42,676

Mellanox Technologies, Ltd. Announces Second Quarter 2013 Financial Results	- 7 -

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, percentages, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$(1,739)	$32,089	$(10,196)	$44,535
Adjustments:
Share-based compensation expense:
Cost of revenues	434	441	898	770
Research and development	6,442	4,519	12,250	8,700
Sales and marketing	2,342	2,061	4,466	3,703
General and administrative	1,947	1,424	3,926	2,514
Total share-based compensation expense	11,165	8,445	21,540	15,687
Amortization of acquired intangibles:
Cost of revenues	1,703	1,879	3,660	3,792
Research and development	175	—	175	—
Sales and marketing	636	439	1,075	878
Total amortization of acquired intangibles	2,514	2,318	4,910	4,670
Acquisition related charges:
General and administrative	1,828	—	1,828	—
Non-GAAP net income	$13,768	$42,852	$18,082	$64,892

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$98,168	$133,472	$181,248	$222,210
GAAP gross profit	66,000	91,772	120,132	151,622
GAAP gross margin	67.2%	68.8%	66.3%	68.2%
Share-based compensation expense	434	441	898	770
Amortization of acquired intangibles	1,703	1,879	3,660	3,792
Non-GAAP gross profit	$68,137	$94,092	$124,690	$156,184
Non-GAAP gross margin	69.4%	70.5%	68.8%	70.3%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$65,713	$59,804	$127,761	$106,424
Share-based compensation expense	(10,731)	(8,004)	(20,642)	(14,917)
Amortization of acquired intangibles	(811)	(439)	(1,250)	(878)
Acquisition related charges	(1,828)	—	(1,828)	—
Non-GAAP operating expenses	$52,343	$51,361	$104,041	$90,629

Reconciliation of GAAP income (loss) from operations to non-GAAP:
GAAP income (loss) from operations	$287	$31,968	$(7,629)	$45,198
Share-based compensation expense	11,165	8,445	21,540	15,687
Amortization of acquired intangibles	2,514	2,318	4,910	4,670
Acquisition related charges	1,828	—	1,828	—
Non-GAAP income from operations	$15,794	$42,731	$20,649	$65,555

Mellanox Technologies, Ltd. Announces Second Quarter 2013 Financial Results	- 8 -

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Shares used in computing GAAP diluted earnings per share	43,284	43,468	43,093	42,676
Adjustments:
Effect of dilutive securities under GAAP*	—	(2,608)	—	(2,511)
Total options vested and exercisable	1,897	2,491	1,897	2,491
Shares used in computing non-GAAP diluted earnings per share	45,181	43,351	44,990	42,656

GAAP diluted net income (loss) per share	$(0.04)	$0.74	$(0.24)	$1.04
Adjustments:
Share-based compensation expense	0.26	0.19	0.50	0.37
Amortization of acquired intangibles	0.05	0.05	0.11	0.11
Acquisition related charges	0.04	0.00	0.04	0.00
Effect of dilutive securities under GAAP*	0.00	0.06	0.00	0.09
Total options vested and exercisable	(0.01)	(0.05)	(0.01)	(0.09)
Non-GAAP diluted income per share	$0.30	$0.99	$0.40	$1.52

* This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential ordinary shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd. Announces Second Quarter 2013 Financial Results	- 9 -

Mellanox Technologies, Ltd.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$126,480	$117,054
Short-term investments	231,062	302,593
Restricted cash	50,356	3,229
Accounts receivable, net	67,602	58,516
Inventories	36,485	43,318
Deferred taxes and other current assets	13,291	15,616
Total current assets	525,276	540,326
Property and equipment, net	68,244	62,375
Severance assets	9,845	8,907
Intangible assets, net	17,344	16,134
Goodwill	132,885	132,885
Deferred taxes and other long-term assets	15,349	10,419
Total assets	$768,943	$771,046

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,968	$37,431
Accrued liabilities	43,544	57,879
Deferred revenue	12,724	12,018
Capital lease obligations	1,109	1,253
Total current liabilities	83,345	108,581
Accrued severance	12,796	11,821
Deferred revenue	9,170	8,366
Capital lease obligations	2,284	2,835
Other long-term liabilities	13,833	11,635
Total liabilities	121,428	143,238
Shareholders’ equity:
Ordinary shares	182	178
Additional paid-in capital	518,893	488,365
Accumulated other comprehensive income	2,165	2,794
Retained earnings	126,275	136,471
Total shareholders’ equity	647,515	627,808
Total liabilities and shareholders’ equity	$768,943	$771,046

Mellanox Technologies, Ltd. Announces Second Quarter 2013 Financial Results	- 10 -

Mellanox Technologies, Ltd.

Condensed Consolidated Statement of Cash Flows

(in thousands, unaudited)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$(10,196)	$44,535
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,186	10,922
Deferred income taxes	(1,930)	(2,113)
Share-based compensation	21,540	15,687
Gain on sale of investments	(439)	(229)
Excess tax benefit from share-based compensation	(1,939)	(1,794)
Changes in assets and liabilities:
Accounts receivable, net	(9,086)	(6,404)
Inventories	5,895	(6,928)
Prepaid expenses and other assets	2,990	691
Accounts payable	(7,514)	4,432
Accrued liabilities and other payables	(9,652)	23,950
Net cash provided by operating activities	4,855	82,749

Cash flows from investing activities:
Purchase of severance-related insurance policies	(412)	(391)
Purchases of short-term investments	(81,823)	(156,197)
Proceeds from sale of short-term investments	103,339	3,382
Proceeds from maturities of short-term investments	50,447	8,863
Decrease (increase) in restricted cash deposits	(47,001)	94
Purchase of property and equipment	(18,949)	(10,457)
Purchase of intangibles	(6,327)	—
Purchase of equity investment in a private company	(3,000)	(1,424)
Net cash used in investing activities	(3,726)	(156,130)

Cash flows from financing activities:
Principal payments on capital lease obligations	(695)	(158)
Proceeds from exercise of share awards	7,053	14,295
Excess tax benefit from share-based compensation	1,939	1,794
Net cash provided by financing activities	8,297	15,931

Net increase (decrease) in cash and cash equivalents	9,426	(57,450)
Cash and cash equivalents at beginning of period	117,054	181,258
Cash and cash equivalents at end of period	$126,480	$123,808